UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)
1100 Louisiana, Suite 2000
Houston, Texas		77002-5215
(Address of principal executive offices)		(Zip Code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following table provides further information regarding our open derivative contracts for natural gas. This provides additional detail to the previously disclosed derivative information within Part II, Item 7A. “Quantitative and Qualitative Disclosures About Market Risk” of our Annual Report on Form 10-K for the year ended December 31, 2004.

		Volume	Price	Floor Price	Ceiling Price
Year	Transaction Type	(MMBtu/day)	($/MMBtu)	($/MMBtu)	($/MMBtu)

2005	Swap	20,000	$4.75	—	—
2005	Swap	10,000	4.77	—	—
2005	Swap	20,000	4.78	—	—
2005	Swap	20,000	6.15	—	—
2005	Swap	10,000	6.30	—	—

	Total Swaps	80,000

2005	Costless Collar	100,000	—	$4.50	$5.50
2005	Costless Collar	30,000	—	4.50	6.05
2005	Costless Collar	10,000	—	4.50	6.06
2005	Costless Collar	10,000	—	4.50	6.07
2005	Costless Collar	10,000	—	6.50	10.15
2005	Costless Collar	20,000	—	6.50	10.19

	Total Collars	180,000

Total Hedged Volume 2005		260,000

2006	Swap	20,000	$5.87	—	—
2006	Swap	10,000	5.94	—	—

	Total Swaps	30,000
2006	Costless Collar	10,000	—	$5.50	$7.20
2006	Costless Collar	10,000	—	5.50	7.25
2006	Costless Collar	40,000	—	5.50	7.26
2006	Costless Collar	20,000	—	5.75	7.20
2006	Costless Collar	30,000	—	5.80	7.00
2006	Costless Collar	50,000	—	5.82	7.00
2006	Costless Collar	30,000	—	6.00	7.00
2006	Costless Collar	20,000	—	6.00	7.02
2006	Costless Collar	10,000	—	6.00	7.05

	Total Collars	220,000

Total Hedged Volume 2006		250,000

2007	Costless Collar	20,000	—	$5.00	$6.50
2007	Costless Collar	10,000	—	5.00	6.79

Total Hedged Volume 2007		30,000

2008	Costless Collar	20,000	—	$5.00	$5.72

Total Hedge Volume 2008		20,000

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005		THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland

James F. Westmoreland Vice President and Chief Accounting Officer